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                                                                    Exhibit 16.1
                                                                    ------------


June 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561


Dear Sirs/Madams:

We have read Item 4 of Vermont Pure Holdings, Ltd. Form 8-K dated June 19, 2006, and have the following comments:

1.     We agree with the statements made in item 4.01 (a).

2. We have no basis on which to agree or disagree with the statements made in item 4.01 (b).



Yours truly,


/s/ Deloitte & Touch LLP
Hartford, Connecticut